Exhibit 10.a(iv)

                            OFFICE OF THE UNDERSIGNED



October 12, 1998



Mr. Eric I. Wekilsky
ATS Money Systems
25 Rockwood Place
Englewood, NJ 07631

Re:      Fourth Amendment of Lease
         Premises: 25 Rockwood Place
         Englewood, New Jersey

Dear Mr. Wekilsky:

Enclosed for your file is one (1) fully executed original Fourth Amendment of Lease and Letter Agreement dated August 12, 1998 for the above-captioned premises.

If you have any questions, please feel free to contact me.

Very truly yours,



ROCKWOOD PROPERTY HOLDING, LLC
By: Rockwood Holding Corp.,
Its Managing Member


By:
    --------------------------------
         Joel Zbar
         Chief Financial Officer


JZ:dm
Encs.


   72 ESSEX STREET SUITE ONE LODI, NJ 07644 (201) 368-9300 FAX: (201) 368-9069

                        FOURTH AMENDMENT OF LEASE


DATE:                   as of June 26, 1998

LESSOR:                 Rockwood Property Holding LLC
                        a New Jersey limited liability company

LESSEE:                 ATS Money Systems, Inc.
                        a Nevada corporation

ADDRESS OF LESSEE:      25 Rockwood Place
                        Englewood, New Jersey

LEASE DATE:             November 30, 1989

DATE OF PRIOR
AMENDMENTS:             November 30, 1989; December 1, 1992; September 15, 1995

         Lessor and Lessee, being bound unto a lease, dated the Lease Date, for a portion of the Building (as amended, the "Lease"), (all words and terms used in this Amendment and not otherwise defined shall have the respective meanings ascribed to them under the Lease), hereby agree to further modify and amend the Lease in the following manner:

         1. Demised Premises or Premises. This Fourth Amendment of Lease shall become effective on the date stipulated by written notice to Lessee from Lessor indicating that Lessor's work is substantially completed on the Second Expansion Space (defined below) (the "Effective Date"). Lessor's Work shall be deemed substantially completed if any of the completion of Lessor's Work will not unreasonably interfere with Lessee's business and notwithstanding that minor punch list items remain to be completed after delivery of the Demised Premises. Lessor shall have fifteen (15) days to complete the minor punch list items. Paragraph (7) of the Preamble to the Lease is modified to provide that the Demised Premises shall be increased by approximately 2,160 gross rentable square feet of additional space on the third (3rd) floor of the Building (the "Second Expansion Space"), as shown on Exhibit A annexed hereto and made a part hereof, and the Demised Premises shall be approximately 10,5 10 gross rentable square feet on the third (3rd) floor of the Building, which size is stipulated and agreed to by the parties.

         2. Lessor's Work. Lessor agrees, that at Lessor's expense, it will substantially complete all of the work in accordance with Exhibit B, annexed hereto and made a part hereof ("Lessor's Work"). Except as set forth in Exhibit B, Lessor shall have no obligation to perform any other work to the Demised Premises. As to Lessor's Work in the existing space, if Lessor fails to substantially complete Lessor's Work within 60 days of the Effective Date (provided Lessee does not interfere in completion of Lessor's Work, as noted below), Lessee shall receive a rent credit of $2,261.46 per month until Lessor's Work in the existing space is substantially completed. Lessee shall give Lessor full access to the existing space weekdays from 6:00 p.m. to 7:00 a.m. and at all times on weekends. If Lessee reduces the scope of Lessor's Work, including overhead profit and architectural fees pursuant to Exhibit "B", Lessee will be entitled to a rent credit based on the unit cost of such decrease in the scope of work in an amount not to exceed $25,000.00. If Lessee increases scope of work all additional expenses shall be at Lessee's expense.

         3. Term. The Term of the Lease is hereby extended for an additional period of five (5) years. The Termination Date shall now be February 28, 2004. Such extension shall be upon the same terms, conditions and provisions, except as expressly modified hereby. The Term of the Lease (defined in Paragraph (15) of the Preamble to the Lease) and the Termination Date of the Lease (defined in Paragraph (16) of the Preamble to the Lease) shall be deemed to have been adjusted accordingly.

         4. Option to Renew. All references to options to renew the Lease wherever provided in the Lease or prior amendments are hereby deleted in its entirety and the following substituted therefor. Lessee shall have the right to extend the term of the Lease for one additional five (5) year period on the following terms and conditions:

         (a) On or before nine (9) months prior to the Expiration Date of the Lease, Lessee shall provide written notice of its intent to extend the Lease for an additional five-year term "Renewal Period").

         (b) Provided Lessee is not in default of the Lease, the Lease shall be extended for five years ending on the fifth anniversary of the Expiration Date ("Renewal Expiration Date") with all terms and conditions remaining the same except the Fixed Rent for the entire renewal term shall be the greater of either:

             (i) 110% per year of the then current Fixed Rent for the last lease year preceding the Expiration Date; or
             (ii) Fair Market Rental Value,  as defined  below  ("Renewal  Fixed
                  Rent").

         (c) "Fair Market Rental Value" shall deemed to be the fair market value of the Premises on the Expiration Date. Fair Market Rental Value shall be determined by the following procedure:

             (i) Lessor and Lessee shall attempt to mutually determine Fair Market Rental Value within thirty (30) days of Lessee's notice.

             (ii) If the parties cannot  mutually agree as to Fair Market Rental
                  Value within said thirty (30) days, then each shall designate a disinterested appraiser of recognized competence for the rentals of space similar to the Demised Premises (for similar uses) in office buildings comparable to the building ("Initial Appraisers").

         The Initial Appraisers shall attempt to agree upon the Fair Market Rental Value for the Renewal Period and any such agreed Fair Market Rental Value shall be conclusive for purposes hereof. If either Lessor or Lessee fails to designate an appraiser, the determination of the Fair Market Rental Value by the appraiser designated by the other party shall be conclusive for purposes hereof. If the Initial Appraisers cannot so agree within thirty (30) days after their appointment, they shall designate another such disinterested appraiser ("Additional Appraiser") and the Additional Appraiser's determination of the Fair Market Rental Value shall be conclusive on both Lessor and Lessee.

         Upon determination of the Fair Market Rental Value, the parties shall then enter into a modification of this Lease incorporating the terms of the Renewal. The form and content of such modification of Lease shall be reasonably acceptable to both parties.

         5. RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE. Lessor and Lessee hereby desire to reaffirm Paragraph 55 of the Lease except that the definition of Vacant Space is hereby modified to be only that space contiguous to the Demised Premises on the third (3rd) floor. The rights to lease any Vacant Space remains specifically contingent on any prior rights of any other tenants prior to the date hereof.

         6. LESSEE'S PERCENTAGE. Commencing the Effective Date, Paragraph (10) of the Preamble to the Lease is modified to provide that the Lessee's Percentage shall be 11.9%, which percentage is stipulated and agreed to by the parties hereto, and shall not be subject to adjustment as provided in Paragraph 42 (E) of the Lease.

         7. BASE PERIOD COSTS. Commencing the Effective Date, Paragraph (2) of the Preamble to the Lease shall be modified to provide that Base Period Costs shall mean as to the following:

             (A) BASE OPERATING COSTS: Those costs incurred during Calendar Year 1997.

             (B) BASE REAL ESTATE TAXES: Those Real Estate Taxes determined by multiplying the average tax rate in effect for Calendar Year 1997 multiplied by the assessment for the Building Area and Building.

             (C) BASE UTILITY AND ENERGY COSTS: Those costs determined by multiplying the usage incurred for the Building and Building Area during Calendar Year 1997 by the rate in effect (including surcharges and/or adjustments) during January 1997 (herein "Base Utility Rate").

         8. FIXED BASIC RENT. Commencing the Effective Date, Paragraph (9) of the Preamble to the Lease is hereby modified to provide that the Fixed Basic Rent shall be payable as follows:

             YEARLY RATE       MONTHLY RATE     PERIOD
             -----------       ------------     ------

             $239,102.50       $19,925.21       Effective Date - 12/31/00

              249,612.50        20,801.04       1/1/O1 - 2/28/04


         9. SECURITY DEPOSIT. Upon execution of this Fourth Amendment of Lease, Lessee will pay to Lessor an additional Security Deposit of $24,100.42 for a total Security Deposit of $39,850.42. The Security Deposit (defined in Paragraph
(14) of the Preamble to the Lease) shall be deemed to have been adjusted accordingly.

         10. RIGHT TO TERMINATE. In the event the Lessor cannot deliver the Second Expansion Space to Lessee with the Lessor' Work substantially completed by February 28, 1999, Lessee shall be entitled to give Lessor written notice that it will not accept the Second Expansion Space. Lessee must give the required notice to Lessor on or before the close of business on March 5, 1999. If Lessee timely exercises its right not to accept the Second Expansion Space, the Lease will automatically renew for a period of five (5) years with all terms and conditions remaining the same except the rental amounts will be as follows:

             YEARLY RATE       MONTHLY RATE     PERIOD
             -----------       ------------     ------

             $189,962.50       $15,830.21       3/1/99 - 12/31/00
              198,312.50        16,526.04       1/1/O1 - 2/28/04

         Lessor will complete Lessor's Work pursuant to Exhibit B attached hereto for the existing space only.

         However, if Lessor is unable to deliver the Second Expansion Space by February 28, 1999, and if Lessee gives written notice to terminate the Lease to Lessor by March I5, 1999, the Lease Termination Date shall be August 31, 1999 and Lessee shall vacate the Demised Premises pursuant to the terms of the Lease. In that event, Lessor shall not be obligated to perform any of Lessor's Work pursuant to Exhibit B attached hereto.

         11. PARKING  SPACES.  Parking spaces shall mean a total of thirty-eight
(42) spaces, assigned and unassigned (paragraph (12) of the Preamble to the Lease is modified accordingly):

                    (A) Assigned: Eleven (11)
                    (B) Unassigned: Twenty-seven (31).

         12. BROKERAGE COMMISSION. It is agreed by the parties hereto that all brokerage commission, due in connection with the Fourth Amendment of Lease, shall be paid by Lessor.

         13. INTERPRETATION. In the event of any inconsistencies between this Fourth Amendment of Lease and the Lease, this Amendment of Lease shall govern and be binding. All words and terms used in this Amendment and not otherwise defined shall have the respective meanings ascribed to them under the Lease. This Amendment was drafted by Lessor as a matter of convenience and it shall not be construed for or against either party on that account. To the extent that the context requires it, the Lease and prior amendments are hereby deemed modified by the terms of this Amendment.

         14. RATIFICATION OF LEASE. Except as expressly modified and amended in this Fourth Amendment of Lease, all of the terms, provisions and conditions of the Lease are hereby ratified and confirmed by Lessor and Lessee.

         15. BINDING EFFECT. This Fourth Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

IN WITNESS WHEREOF, the parties have set their hands and seals the date above first written.

WITNESS :                                   ROCKWOOD PROPERTY HOLDING, LLC
                                            By: Rockwood Holding Corp.,
                                            its Managing Member

                                            By:
---------------------------                     --------------------------------
                                                   Jeffery E. Cole, President

ATTEST:                                     ATS MONEY SYSTEMS, INC.



                                            By:
---------------------------                     --------------------------------
                                                   Name:
                                                   Title:

                               STERLING MANAGEMENT
                                 72 ESSEX STREET
                                 LODI, NJ 07644

                                 LANDLORDS WORK

                                    EXHIBIT B
                                   PAGE 1 OF 1

Landlord shall:

Landlord shall provide turn-key installation using enclosed space plan.

         1) Landlord to construct space according to using building standard materials and finishes as per Dahn & Krieger sketch dated 3-4-98 SK1*. Landlord will not prepare construction drawings until it has received written notice from Tenant to do so.

         2) Landlord to paint and carpet using building standard materials in existing and expansion space.

         3) Landlord to install five (5) power poles as per attached sketch.

         4) Landlord to install electrical outlets as per a mutually agreeable space plan in the expansion & existing space.

         4) Landlord to replace any damaged ceiling tiles in existing and expansion space.

         5) Landlord to balance building HVAC system after Landlord's work is complete and following Landlord's repair to existing 3rd floor HVAC system.

                  * As Modified by the sketch attached to exhibit B

         Notwithstanding anything contained herein or in the Lease Agreement to the contrary, landlord shall have no obligation to perform any work for Tenant in connection with the preparation of the space for the Tenant's occupancy other than as is specifically set forth above.

         6) 2 cabinets in software development to be relocated to conference room as stated on sketch 3-4-98 SK1

OFFICE OF THE UNDERSIGNED


August 12, 1998


Mr. Gerry Murphy
ATS Money Systems, Inc.
Rockwood Four Office Center
25 Rockwood Place Englewood, NJ 07631

                  Re:      Fourth Amendment of Lease between
                           Rockwood Property Holding, LLC ("Lessor") and ATS Money Systems, Inc. ("Lessee")

Dear Mr. Murphy:

         Pursuant to the Fourth Amendment of Lease dated as of June 26, 1998 ("Amendment"), Lessee agrees to pay to Lessor $5,000.00 upon commencement of work contemplated herein as Lessee's contribution to the cost of Lessor's Work. The attached Exhibit "B" is made part of the Exhibit "B" attached to the Amendment. Lessee further agrees if Lessee increases the scope of Lessor's Work beyond the revised Exhibit "B", all additional expenses shall be at Lessee's expense.

Very truly yours,

ROCKWOOD PROPERTY HOLDING, LLC
By: Rockwood Holding Corp.,
its Managing Member



By:
    --------------------------------
         Joel Zbar
         Chief Financial Officer

Agreed and Accepted this 25th day of
August, 1998
ATS Money Systems, Inc.


By:
    --------------------------------
    Name:   Gerry Murphy
    Title:  President/CEO


   72 ESSEX STREET SUITE ONE LODI, NJ 07644 (201) 368-9300 FAX: (201) 368-9069